UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2010

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2010, the Board of Directors (the “Board”) of Morgan Stanley (the “Company”) increased the number of directors on the Board from 12 to 13 and elected James W. Owens to the Board, effective January 1, 2011.  The Board determined that Mr. Owens is independent in accordance with the director independence standards established under the Company’s Corporate Governance Policies.  The election of Mr. Owens brings the number of independent directors on the Board from 9 to 10.  Mr. Owens will become a member of the Nominating and Governance Committee, effective January 1, 2011.

Mr. Owens will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 12, 2010.

The Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description

99.1	Press release of the Company dated October 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	October 25, 2010	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary